ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTIONAGREEMENT (the "Agreement") is made as of this 15th day of April, 2020, by and among Zift Interactive, LLC (the "Assignor") and Ultimas, Inc. (the "Assignee").

R E C I T A L S:

WHEREAS, Assignor is party to that certain Game Development and License Agreement dated February 3, 2020 (the "Development Agreement");

WHEREAS, Assignee desires to assume Assignor's rights and obligations under the Development Agreement.

NOW THEREFORE, in consideration of the premises and the mutual agreements, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions set forth herein, the parties hereto intending to be legally bound hereby agree as follows:

ARTICLE I
ASSIGNMENT AND ASSUMPTION

Section 1.1. Assignment. The Assignor hereby sells, assigns, transfers, and delivers to the Assignee, all of the Assignor's right, title, and interest in the Development Agreement (a copy of which is attached hereto and incorporated herein by reference as Exhibit "A") in accordance with the terms and conditions hereof.

Section 1.2. Assumption. The Assignee hereby unconditionally assumes and agrees to pay, discharge, and perform when lawfully due all of the Assignor's liabilities and obligations under the Development Agreement.

Section 1.3. Indemnification. Assignor hereby indemnifies Assignee, its present and future officers, directors, agents, and employees, and undertakes to defend and hold them and each of them harmless from and against any claim, demand, cause of action, damages, liabilities, costs, and expenses, resulting from Assignor's breach of its obligations under Section 1.2 above.

ARTICLE II
MISCELLANEOUS

Section 2.1 Representations and Warranties. Assignor and Assignee hereby represent and warrant that:

(a) The execution, delivery and performance by the Assignor and Assignee of this Agreement has been duly authorized and this Agreement constitutes the legal, valid and biding obligation of the Assignee, enforceable against the Assignee in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

(b) Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of the Assignee's articles of incorporation or by-laws or other governing documents, (ii) any material law or regulation, or any order or decree of any court or government instrumentality or (iii) any material indenture, mortgage, deed of trust, lease, agreement or other instrument to which Assignee is a party or by which Assignee or its property is bound.

Section 2.2. Entire Agreement. Except as otherwise contemplated herein, this Agreement and the agreements and documents expressly referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

Section 2.3. Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall be considered one and the same instrument.

Section 2.4. Section Headings. The Article and Section headings contained in this Agreement are for convenience of reference only and shall not in any way alter or affect, or be deemed to alter or affect, the meaning or interpretation of any of the provisions hereof.

Section 2.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the choice of laws principles thereof.

Section 2.6 Binding Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties hereto as of the date first above written.

ASSIGNOR

By: /s/ Jesse Sutton

Printed: Jesse Sutton

Title: President

ASSIGNEE

By: /s/ Paul Goodman

Printed: Paul Goodman

Title: Interim President